Exhibit 10.1

FIRST AMENDMENT TO
SYSTEM1, INC.
2022 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT (this “First Amendment”) to the System1, Inc. 2022 Incentive Award Plan is made and adopted by the Board of Directors (the “Board”) of System1, Inc., a Delaware corporation (the “Company”), on May 5, 2025, and effective as of June 10, 2025, the date of the Company’s 2025 annual meeting of stockholders (provided that it is approved by the Company’s stockholders at such meeting) (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the System1, Inc. 2022 Incentive Award Plan (the “Plan”);

WHEREAS, pursuant to Section 10.4 of the Plan, the Board has the authority to amend the Plan from time to time, including to increase the maximum aggregate number of Shares available for issuance thereunder, subject to approval of the Company’s stockholders; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.Section 11.27 of the Plan is hereby deleted and replaced in its entirety with the following:

“11.27 “Overall Share Limit” means the sum of (a) 27,422,625 Shares and (b) an annual increase on the first day of each calendar year beginning January 1, 2023 and ending on and including January 1, 2032, equal to the lesser of (i) a number of Shares equal to 2.5% of the aggregate number of Shares outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of Shares as is determined by the Board.”

2.This First Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

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